EXHIBIT 1.1


                         DEUTSCHE ALT-A SECURITIES, INC.

                           MORTGAGE BACKED SECURITIES

                             UNDERWRITING AGREEMENT


                                                                 Dated [_______]



DEUTSCHE BANK SECURITIES INC.,
Acting on behalf of itself and, if applicable, as the Representative of the several Underwriters named in Schedule I to the Terms Agreement
(in either such capacity sometimes herein the "Representative")
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         Section 1. INTRODUCTORY. Deutsche Alt-A Securities, Inc., a Delaware corporation (the "DEPOSITOR"), proposes, subject to the terms and conditions stated herein, to sell its Mortgage Backed Notes (the "NOTES") and Mortgage Backed Certificates (the "Certificates" and together with the Notes the "SECURITIES") from time to time in one or more series (each, a "SERIES"). Each Series, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust formed with respect to such Series (each, a "TRUST"). Each Series of Certificates will represent indebtedness of the related Trust. Each Series of Notes will represent indebtedness of the related Trust. The assets of the Trust (the "TRUST PROPERTY") may include, among other things, one or more pools of various types of single family and/or multi-family mortgage loans (the "MORTGAGE LOANS"), unsecured home improvement installment sales contracts and installment loans, manufactured housing installment sale contracts or installment loan agreements, beneficial interest therein, pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association or Fannie Mae or the Federal Home Loan Mortgage Corporation, letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, currency or interest rate exchange agreements and other financial assets, and/or monies on deposit in one or more trust accounts.

         The Securities are more fully described in the Registration Statement (as defined herein). Each Series of Securities and any classes of Securities (each, a "CLASS") within such Series may vary as to, among other things, number and types of Classes, principal or notional amount, interest rate, the percentage interest, if any, evidenced by each Class in the payments of principal of and interest on, or with respect to, the Trust Property, priority of payment among Classes, credit enhancement with respect to the related Trust Property or Securities, the Classes of such Series subject to this Underwriting Agreement, and any other terms contemplated by the Terms Agreement (as defined herein) with respect to the Securities of such Series.

         Each offering of the Securities to which this Underwriting Agreement applies will be made pursuant to the Registration Statement through the Representative or through an underwriting syndicate managed by the Representative. Whenever the Depositor determines to form a Trust and to make such an offering of Securities of a Series, it will enter into an appropriate agreement (the "TERMS AGREEMENT"), a form of which is attached hereto as Exhibit A, providing for the sale of certain classes of such Securities to, and the purchase and offering thereof by, the Representative and such other underwriters, if any, as have authorized the Representative to enter into such Terms Agreement on their behalf (the "UNDERWRITERS," which term shall include the Representative, whether acting alone in the sale of such Securities, in which case any reference herein to the Representative shall be deemed to refer to the Representative in its individual capacity as Underwriter of the Securities, or as a member of an underwriting syndicate). Such Terms Agreement shall specify the undivided interest, principal or notional amount of each Class of the Securities to be issued, the Classes of Securities subject to this Underwriting Agreement, the price at which such Classes of Securities are to be purchased by the Underwriters from the Depositor and the initial public offering price or prices or the method by which the price or prices at which such Securities are to be sold will be determined.

         Each such offering of Securities as to which Deutsche Bank Securities Inc. is the sole underwriter or acts as the Representative of the several Underwriters will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement, and this Underwriting Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

         Section 2. REPRESENTATIONS AND WARRANTIES. The Depositor represents and warrants to, and agrees with, each Underwriter, as of the date of the related Terms Agreement, that:

         (a) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") for the registration under the Securities Act of 1933, as amended (the "ACT"), of the Securities, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or before the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act, the "EFFECTIVE Date"), is hereinafter called the "REGISTRATION STATEMENT," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Securities of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such prospectus supplement (such prospectus supplement, including such incorporated documents, in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "PROSPECTUS SUPPLEMENT"), is hereinafter called the "PROSPECTUS" (except where the context requires otherwise). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act. The Depositor further proposes to prepare, after the final terms of all classes of the Securities have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the "Method of Distribution" section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus").

         (b) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS"); on the date of the related Terms Agreement and on the related Closing Date (________, __, 200_), the Registration Statement, the Prospectus and the related Prospectus Supplement, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the Rules and Regulations; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Prospectus and Prospectus Supplement, on the date of any filing pursuant to Rule 424(b) and on the related Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters specifically for use in the preparation thereof as specified in the related Terms Agreement or
(B) any ABS Filing (as defined herein), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). In addition, any Issuer Information (as defined below) contained in the Definitive Free Writing Prospectus, as of the date thereof, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date on which the Definitive Free Writing Prospectus is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, "Pool Information" means all loan level data with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor. The Depositor acknowledges that except for any Computational Materials, the Underwriters' Information (as defined in Exhibit B) and the decrement/yield tables constitute the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and you confirm that the Underwriters' Information is correct with respect to you and the Securities such Underwriter underwrites.

         (c) The Depositor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with corporate power to own, lease and operate its property and conduct its business as it is currently conducted.

         (d) The Depositor has, and will have, the requisite power to execute and deliver each of this Underwriting Agreement, each pooling and servicing agreement, to be entered into among the Depositor, the servicer specified therein (the "SERVICER"), and the trustee specified therein (the "P&S TRUSTEE"); each trust agreement, to be entered into between the Depositor and the trustee specified therein (the "OWNER TRUSTEE"); each indenture, to be entered into among the Trust and the trustee specified therein (the "INDENTURE TRUSTEE" and together with the P&S Trustee and the Owner Trustee, the "TRUSTEE"); each transfer and servicing agreement, transfer agreement or other document executed by the Depositor in connection with the issuance and sale of the related Securities (each of the above-referenced agreements, an "AGREEMENT"), and Terms Agreement and to perform its obligations hereunder and thereunder.

         (e) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) Each of the Agreements, Terms Agreements and this Underwriting Agreement has been, or will be, duly and validly authorized, executed and delivered by the Depositor, and each of the Agreements (as applicable), Terms Agreements and this Underwriting Agreement constitutes, or will constitute, the valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms.

         (g) The Securities of each Series conform, or will conform as of the related Closing Date, to the description thereof contained in the Registration Statement, the Prospectus, and the related Prospectus Supplement; and the Securities of such Series, on the related Closing Date, will have been duly and validly authorized and, when such Securities are duly and validly executed, issued and delivered in accordance with the related Agreement, and sold to the Underwriters as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of such Agreement.

         (h) As of the related Closing Date, the representations and warranties of the Depositor set forth in the related Agreement will be true and correct.

         (i) Neither the execution and delivery by the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement nor the consummation by the Depositor of the transactions contemplated herein or therein, nor the issuance of the Securities of a Series or the public offering thereof as contemplated in the Prospectus and the applicable Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "LIENS") upon any of the property or assets of the Depositor (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Depositor is party or by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Depositor. The Depositor is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

         (j) No legal or governmental proceedings are pending to which the Depositor is a party or of which any property of the Depositor is the subject, which if determined adversely to the Depositor would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of the Depositor; and to the best of the Depositor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (k) Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Depositor.

         (l) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Underwriting Agreement, the related Terms Agreement or the related Agreement and the execution, delivery and sale of the Securities have been or will be paid at or prior to the related Closing Date.

         (m) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement or the performance by the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement or (ii) the offer, sale or delivery of the Securities of any Series, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date, or will not materially adversely affect the ability of the Depositor to perform its obligations under any Agreement (as applicable), Terms Agreement or this Underwriting Agreement.

         (n) The Depositor possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Prospectus Supplement, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities of any Series or the financial condition of the Depositor, and the Depositor has not received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

         (o) On the related Closing Date, (i) the Depositor will have good and marketable title to the related Mortgage Loans being transferred by it to the Trust pursuant to the applicable Agreement, free and clear of any Lien, except to the extent permitted in the applicable Agreement, (ii) the Depositor will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the applicable Agreement, and (iii) the Depositor will have the power and authority to sell such Mortgage Loans to the Trust, and upon execution and delivery of the applicable Agreement by the Trustee and Servicer (as applicable), the Trust will have good and marketable title thereto, in each case free of Liens other than any Lien created by an Underwriter.
         (p) The properties and businesses of the Depositor conform, and will conform, in all material respects, to the descriptions thereof contained in the Prospectus and the Prospectus Supplements.

         (q) The Depositor is not, as of the commencement of the offering, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

         (r) Neither the Issuer nor the Trust Funds are or, as a result of the offer and sale of the Securities as contemplated in this Agreement will become, an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (s) The Company acknowledges and agrees that the relationship between itself and the Underwriter is an arms-length commercial relationship that creates no fiduciary duty on the part of the Underwriter, and each party expressly disclaims any fiduciary relationship.

         Section 3. PURCHASE, SALE AND DELIVERY OF SECURITIES. (a) On the basis of the representations, warranties and agreements contained in this Underwriting Agreement and in the Terms Agreement for a particular offering of Securities, but subject to the terms and conditions set forth in this Underwriting Agreement and subject to the execution of such Terms Agreement, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, the respective original principal amounts of the related Securities set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Securities which such Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in such Terms Agreement.

         The parties hereto agree that settlement for all securities sold pursuant to this Underwriting Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

         (b) Against payment of the purchase price specified in the applicable Terms Agreement in same day funds drawn to the order of the Depositor (or paid by such other manner as may be agreed upon by the Depositor and the Representative), the Depositor will deliver the related Securities of a Series to the Underwriters at the address set forth in the related Terms Agreement, at such time as shall be specified in such Terms Agreement, or at such other place and time as the Representative and the Depositor shall agree upon, each such time being herein referred to as a "CLOSING DATE." The Securities of each Series will initially be in definitive, fully registered form or will be maintained through the facilities of The Depository Trust Depositor, as indicated in the applicable Prospectus Supplement.

         (c) With respect to the purchase of Securities of a Series by the Underwriters, the Depositor hereby agrees to pay each Underwriter the compensation, if any, specified in the related Terms Agreement.

         Section 4.        PUBLIC OFFERING OF SECURITIES.

         (a) It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus and the Underwriters agree that all such offers, solicitations and sales by them shall be made in compliance with all applicable laws and regulations. Prior to the date of the first contract of sale made based on the Definitive Free Writing Prospectus, the Representative has not sold any Securities or any security backed by the Mortgage Loans, any interest in any Securities or any such security of any Mortgage Loan.

         (b) It is understood that the Underwriters will solicit offers to purchase the Securities as follows:

                  (i) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Securities; provided, that you shall not accept any such offer to purchase a Securities or any interest in any Securities or Mortgage Loan or otherwise enter into any Contract of Sale for any Securities, any interest in any Securities or any Mortgage Loan prior to the investor's receipt of the Definitive Free Writing Prospectus.

                  (ii) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Securities used by any Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Securities shall prominently set forth the following statement:

                  The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Securities referred to in this free writing prospectus and to solicit an offer to purchase the Securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Securities until we have accepted your offer to purchase Securities. We will not accept any offer by you to purchase Securities, and you will not have any contractual commitment to purchase any of the Securities until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Securities at any time prior to our acceptance of your offer.

         "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

                  (iii) Any Free Writing Prospectus relating to Securities and used by any Underwriter in connection with marketing the Securities, including the Definitive Free Writing Prospectus, shall prominently set forth the following statement:

                  The Securities referred to in these materials are being sold when, as and if issued. The Underwriters are advised that Securities may not be issued that have the characteristics described in these materials. Our obligation to sell such Securities to the Underwriters is conditioned on the mortgage loans and notes having the characteristics described in these materials. If for any reason we do not deliver such Securities, we will notify the Underwriters, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

         (c) It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission's statement in Securities Act Release No. 33-8501 that "a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller's obligations remain conditional under state law." The Definitive Free Writing Prospectus shall prominently set forth the following statement:

                  This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus previously delivered in connection with this offering.

         (d) It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

                  (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Securities, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB.

                  (ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                  (iii) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit A hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter.

                  (iv) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

                  "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT AMERICAN HOME.COM, OR AT UNDERWRITER'S WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

         The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

                  (v) The Underwriters shall deliver to the Depositor and its counsel, no later than two business days prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of the Underwriters that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Securities after such terms have been established for all classes of Securities being publicly offered. No information in any Free Writing Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To facilitate filing to the extent required by Section 5(l) or 5(m), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. The Underwriters shall provide to the Depositor, for filing as provided in Section 5.10, copies (in such format as required by the Depositor) of all Free Writing Prospectuses. All Free Writing Prospectuses described in this subsection (e) must be approved by the Depositor before the Underwriters provide the Free Writing Prospectus to investors pursuant to the terms of this Agreement.

                  (vi) Each Underwriter agrees that all information included in the Free Writing Prospectuses shall be prepared, to the extent possible, based on the information contained in the Registration Statement and anticipated to be included in the Prospectus. None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

                  (vii) The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 5(l) below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Securities, any Free Writing Prospectus prepared by or on behalf of the Underwriters and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, such Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

                  (viii) If the Underwriters do not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (e) above, the Underwriters shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Securities that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

                  (ix) In the event of any delay in the delivery by the Underwriters to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (f) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.10 to file the Free Writing Prospectuses by the time specified therein.

                  (x) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Securities. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

         (A) Any written communications in respect of the Securities not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities Act;

         (B) any Free Writing Prospectus used to solicit offers to purchase Securities;

         (C) regarding each Free Writing Prospectus delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

         (D) regarding each offer to purchase Securities received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Securities offered to be purchased; and

         (E) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, including the amount and price of Securities subject to such Contract of Sale.

                  (xi) Each Underwriter covenants with the Depositor that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Securities to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

                  (xii) Each Underwriter agrees to provide written notice to the Depositor of the date it first enters into any Contract of Sale for a Securities.

         (e) Each Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus;
(iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Securities (including any period during which the Underwriters have such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Securities, except in compliance with applicable laws and regulations. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriters' receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements.

         (f) In the event that an Underwriter uses a road show (as defined in Rule 433) in connection with the offering of the Securities, all information in the road show will be provided orally only, and not as a Written Communication. Each Underwriter agrees that any slideshow used in connection with a road show
(i) will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

         Section 5. COVENANTS OF THE DEPOSITOR. The Depositor covenants and agrees with each Underwriter:

         (a) That immediately following the execution of each Terms Agreement, the Depositor shall prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Securities are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of such Securities; provided, however, that the Depositor shall make no amendment or supplement to the Registration Statement affecting or relating to any material extent to the Securities of a Series to which this Underwriting Agreement relates, and shall make no amendment or supplement to the Prospectus or the Prospectus Supplement without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same, and shall not file any such amendment or supplement to which the Representative shall reasonably object; and, provided further, that the Depositor shall advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or the Prospectus Supplement or any amended Prospectus or Prospectus Supplement has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Securities of a Series for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Prospectus Supplement or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplement relating to the Securities of a Series or suspending any such qualification, promptly shall use its best efforts to obtain its withdrawal.

         (b) That the Depositor shall cause any Computational Materials and any Structural Term Sheets (each as defined herein) with respect to the Securities of a Series that are delivered by an Underwriter to the Depositor pursuant to
Section 10 to be filed with the Commission on a Current Report on Form 8-K (an "ABS FILING") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Depositor by an Underwriter prior to 1:00 p.m. New York time and (ii) the date on which the related Prospectus Supplement is first made available to the public. The Depositor shall cause any Collateral Term Sheet with respect to the Securities of a Series that is delivered by the Representative to the Depositor in accordance with the provisions of Section 11 to be filed with the Commission on an ABS Filing pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Depositor by the Representative. Each such ABS Filing shall be incorporated by reference in the related Prospectus and the related Registration Statement.

         (c) To furnish to each Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus, Prospectus Supplement, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Underwriter may from time to time reasonably request; and, if the delivery of a Prospectus or Prospectus Supplement shall be at the time required by law in connection with sales of the Securities of a Series and either (i) any event shall have occurred as a result of which the Prospectus or Prospectus Supplement would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or Prospectus Supplement, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus or Prospectus Supplement which will correct such statement or omission or effect such compliance, or if it is necessary at any time to amend or supplement the Prospectus or Prospectus Supplement to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Depositor will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section l0(c) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 11(c) hereof which are required to be filed in accordance therewith.

         (d) So long as any of the Securities of a Series are outstanding, to furnish each Underwriter copies of all reports or other communications (financial or other) furnished to holders of such Securities, and to deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Depositor as such Underwriter may from time to time reasonably request.

         (e) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Securities of a Series for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Securities; provided, that in connection therewith the Depositor shall not be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any jurisdiction.

         (f) To pay all expenses (other than fees of counsel for the Underwriters, except as provided herein) incident to the performance of the obligations under this Underwriting Agreement and the related Terms Agreement, including:

         (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

         (ii) the reproduction of this Underwriting Agreement and the related Terms Agreement;

         (iii) the preparation, printing, issuance and delivery of the Securities of each Series to the Underwriters;

         (iv) the fees and disbursements of counsel and accountants for the Depositor;

         (v) the qualification of the Securities of a Series under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey;

         (vi) if requested by the Representative, the determination of the eligibility of the Securities for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Legal Investment Memorandum;

         (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto;

         (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and, if requested by the Representative, the Legal Investment Memorandum, if any; and

         (ix) the fees of any rating agency rating the Securities of a Series.

         (g) To file or cause to be filed with the Commission all reports required to be filed with respect to each Series pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (h) So long as the Securities of a Series are outstanding, or until such time as each Underwriter shall cease to maintain a secondary market in such Securities, whichever occurs first, to deliver to each Underwriter all statements and reports furnished to the related Trustee or Servicer pursuant the applicable Agreement, as soon as such statements and reports are furnished to such Trustee or Servicer.

         (i) From and after the related Closing Date, not to take any action inconsistent with the related Trust's ownership of the related Mortgage Loans other than as permitted by the applicable Agreement.

         (j) To the extent, if any, that the rating provided with respect to any Class of Securities of a Series by a rating agency or agencies that initially rate such Securities is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, to furnish such documents and take any such other actions.

         (k) That during the period when a prospectus is required by law to be delivered in connection with the sale of the Securities of a Series pursuant to this Underwriting Agreement and the related Terms Agreement, the Depositor will file, or cause the related Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by such Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         (l) The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriters under Section 4(d)(v), not later than the date of first use of such Free Writing Prospectus, except that:

                  (i) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Securities after such terms have been established for all classes of Securities being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Securities being publicly offered and the date of first use; and

                  (ii) Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

         provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriters must comply with their obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (m) The Underwriters shall file any Free Writing Prospectus that has been distributed by the Underwriters in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (n) The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing no later than the close of business on the business day prior to the Closing Date.

         (o) 5.4 If any Written Communication or oral statement in connection with the offering of the Securities contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, then the Underwriter shall provide any such person with the following:

                  (i) Adequate disclosure of the contractual arrangement;

                  (ii) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

                  (iii) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                  (iv) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

         Section 6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligation of the Underwriters to purchase and pay for the Securities of a Series is subject to the accuracy of the representations and warranties on the part of the Depositor herein and in the related Terms Agreement as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof and thereof, to the performance by the Depositor of its obligations hereunder and thereunder and to the following additional conditions precedent:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Underwriting Agreement or such later date as shall have been consented to by the Representative; and prior to the related Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. If the Depositor has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities of a Series and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the related Closing Date the Depositor shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) The Depositor shall have delivered on or before the related Closing Date to the Representative a certificate, dated as of such Closing Date, signed by its president, a senior vice president or a vice president to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, each related Agreement and this Underwriting Agreement and related Terms Agreement and that:

         (i) to the best of such officer's knowledge, the representations and warranties of the Depositor in this Underwriting Agreement and the related Terms Agreement are true and correct in all material respects at and as of such Closing Date with the same effect as if made on such Closing Date;

         (ii) the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

         (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or to the Depositor's knowledge, threatened as of such Closing Date; and

         (iv) nothing has come to such person's attention that would lead such person to believe that the Prospectus as amended and supplemented as of such Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Since the respective dates as of which information is given in the Prospectus and Prospectus Supplement, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or assets of the related Trust or the Depositor or any material adverse change in the financial position or results or operations of such Trust or the Depositor otherwise than as set forth or contemplated in the Prospectus and Prospectus Supplement, which in any such case makes it impracticable or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the related Securities on the terms and in the manner contemplated in the related Terms Agreement and Prospectus and Prospectus Supplement.

         (d) Subsequent to the execution and delivery of a Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, financial condition or properties of the Depositor which, in the Representative's judgment, materially impairs the investment quality of the related Securities,
(ii) any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market such Securities or to enforce contracts for the sale of such Securities, (iii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any banking moratorium declared by federal or New York authorities or (iv) any event that would constitute a default under such Terms Agreement or this Underwriting Agreement or default in the performance of the Depositor's obligations under any related Agreement or which, with the passage of time or the giving of notice or both, would constitute such default.

         (e) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Depositor, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, with respect to such matters as the Representative shall reasonably request.

         (f) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for each Trustee, an opinion, dated the related Closing Date, addressed to the Underwriters and the Depositor and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

         (g) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for each Servicer, an opinion, dated the related Closing Date, addressed to the Underwriters and the Depositor and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

         (h) Counsel to the Depositor shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Securities of a Series, which opinions shall also be addressed to the Underwriters. Drafts of such opinions shall have been furnished to the Representative no later than five business days prior to the related Closing Date.

         (i) The Representative shall have received a letter, dated the related Closing Date and addressed to the Underwriters, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form approved by the Representative and counsel to the Underwriters.

         (j) All documents incident to the Agreements, Terms Agreements and this Underwriting Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and all actions taken by the Depositor to authorize the offering and sale of the Securities of a Series shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and the Depositor shall furnish the Representative and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Representative or counsel to the Underwriters shall reasonably request.

         (k) The Securities of the related Series shall have received the ratings specified in the related Terms Agreement.

         (l) On or prior to the related Closing Date, there has been no downgrading, nor has any notice been given of (i) any intended or possible downgrading or (ii) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded and originally requested by and paid for by or on behalf of the Depositor relating to any previously issued asset-backed securities of the Depositor by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (with respect to the related Securities) and the related Terms Agreement may be terminated by the Representative by notice to the Depositor at any time at or prior to the related Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

         Section 7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities of a Series is not consummated by reason of any failure, refusal or inability on the part of the Depositor to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), the Depositor shall be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. For purposes of the preceding sentence, the conditions in clauses (ii) and (iii) of Section 6(d) shall not be conditions required to be fulfilled by the Depositor.

         Section 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Depositor shall indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any material error in the Pool Information, or in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Depositor pursuant to Section 8(a)(ii). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor (which consent shall not be unreasonably withheld); and

         (iii) against any and all expense whatsoever (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representative) incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 8 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with written information furnished to the Depositor by the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and set forth in the Prospectus and in the Prospectus Supplement, in each case as specified in the related Terms Agreement, or (B) in any ABS Filing or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) from an error (a "POOL ERROR") in the information concerning the characteristics of the Mortgage Loans furnished by the Depositor to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such ABS Filing (or amendment or supplement thereof).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Depositor, its directors, officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of
Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in each case as specified in the related Terms Agreement, or (ii) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Depositor by such Underwriter through the Representative pursuant to Section 10 or Section 11, or directly by such Underwriter, to the extent that such materials were delivered to investors by such Underwriter, and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Pool Error), (iii) the Underwriters' Information and the decrement/yield tables, (iv) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (v) any Free Writing Prospectus for which the conditions set forth in Section 4(d)(v) above are not satisfied with respect to the prior approval by the Depositor, (vi) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, (vii) any liability resulting from the Underwriters' failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by the Underwriter in accordance with
Section 5(m), and (vii) any liability resulting from the Underwriters' failure to comply with Section 4(f) in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         The Depositor acknowledges that the Underwriters' Information and the decrement/yield tables constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Section 8. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the Underwriters (as applicable), on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said Section 8 incurred by the Depositor and one or more Underwriters, as incurred, in such proportions that each applicable Underwriter is responsible for that portion represented by the percentage that the underwriting discount received by it bears to the initial public offering price of the related Series of Securities, and the Depositor shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 9, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which such Securities were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor.

         Section 10. COMPUTATIONAL MATERIALS AND STRUCTURAL TERM SHEETS. (a) Not later than 5 p.m., New York time, on the business day before the date on which the applicable ABS Filing relating to the Securities of a Series is required to be filed by the Depositor with the Commission pursuant to Section 5(b) hereof, the Representative shall deliver to the Depositor a complete copy of all materials provided by the Underwriters to prospective investors in such Securities that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "KIDDER LETTERS"), the filing of which material is a condition of the relief granted in such letters (such materials being the "COMPUTATIONAL MATERIALS") and
(ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA LETTER"), the filing of which material is a condition of the relief granted in such letter (such materials being the "STRUCTURAL TERM SHEETS"); prior to such delivery by the Representative to the Depositor of such materials, the Representative shall notify, or cause to be notified, the Depositor or its counsel by telephone of its intention to deliver such materials and the approximate date on which such delivery of such materials is expected to occur.

         (b) Each Underwriter represents and warrants to and agrees with the Depositor, as of the date of the related Terms Agreement and as of the related Closing Date, that:

         (i) the Computational Materials furnished to the Depositor pursuant to
Section 10(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the related Securities in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters; and

         (ii) the Structural Term Sheets furnished to the Depositor pursuant to
Section 10(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Securities in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter.
         (c) If, at any time when a prospectus relating to the Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by the Underwriters pursuant to this Section 10 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Computational Materials or Structural Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 11. COLLATERAL TERM SHEETS. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "COLLATERAL TERM SHEETS" and together with Structural Term Sheets, referred to herein as "ABS TERM SHEETS"), to a prospective investor in Securities of a Series, the Representative shall, in order to facilitate the timely filing of such material with the Commission, notify the Depositor and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 2 p.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in such Securities, the Representative shall deliver to the Depositor a complete copy of all materials provided by the Underwriters to prospective investors in the Securities that constitute "Collateral Term Sheets." At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute Collateral Term Sheets.

         (b) Each Underwriter represents and warrants to and agrees with the Depositor as of the date of the related Terms Agreement and as of the related Closing Date, that the Collateral Term Sheets furnished to the Depositor pursuant to Section 11(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Depositor that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Securities in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter.

         (c) If, at any time when a prospectus relating to the Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Underwriters pursuant to this Section 11 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Collateral Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 12. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail on a Closing Date to purchase the related Securities which it or they are obligated to purchase under this Underwriting Agreement and the applicable Terms Agreement (the "DEFAULTED SECURITIES"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth and under the applicable Terms Agreement; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of such Series of Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of such Series of Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the related Terms Agreement, either the Representative or the Depositor shall have the right to postpone the related Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Prospectus or Prospectus Supplement or in any other documents or arrangements.

         Section 13. TERMINATION. This Underwriting Agreement (with respect to the related Securities) and the related Terms Agreement shall be subject to termination in the absolute discretion of the Representative by notice given to the Depositor prior to delivery of and payment for all related Securities if prior to such time (i) trading in securities of the Depositor or any of its affiliates on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impractical to market such Securities.

         Section 14. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its respective officers and of the Representative set forth in or made pursuant to this Underwriting Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the related Securities.

         Section 15. ADDITIONAL UNDERWRITING OF THE SECURITIES. Each Underwriter agrees that in connection with any subsequent underwriting of the non-underwritten Securities acquired from the Depositor or its affiliates, the
Underwriter:

         (a) Will enter into an underwriting agreement with the Depositor substantially similar to this Agreement;

         (b) Will provide a copy of the Prospectus Supplement, together with any intervening amendments thereof and supplements thereto, and copies of all remittance reports to investors in the non-underwritten Securities, together with any additional disclosure mutually agreeable to the Underwriter and the Depositor; and

         (c) Will not require an underwriting fee.

         In connection with any subsequent underwriting, the Depositor shall provide to the Underwriter any additional documentation, letters or opinions as it may reasonably require, including, without limitation, letters and opinions provided by counsel to the Issuer updated to reflect the subsequent underwriting.

         Section 16. NOTICES. All communications hereunder will be in writing and:

         (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                  Deutsche Bank Securities Inc.
                  60 Wall Street
                  New York, New York 10005
                  Attention: Asset Backed Securities Group
                  Facsimile: (212) 250-2500;

         (ii) if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                  Deutsche Mortgage Securities, Inc.
                  60 Wall Street
                  New York, New York 10005
                  Attention: Steven Katz
                  Facsimile: (212) 250-2500;

or to such other address as the Depositor or the Representative may designate in writing to the other parties hereto.

         Section 17. SUCCESSORS. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligations hereunder.

         Section 18. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT AND ANY TERMS AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         Section 19. COUNTERPARTS. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 20. PERFORMANCE OF CERTAIN OBLIGATIONS. The Representative agrees to perform certain of the obligations and exercise certain of the rights of the Depositor, all on behalf of the Depositor, under the related Agreement, as specified in the related Terms Agreement.

         Section 21. NONPETITION COVENANT. Notwithstanding any prior termination of this Underwriting Agreement or any Terms Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Depositor or any Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or any Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or any Trust.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement between the Underwriters and the Depositor.

                               Very truly yours,

                               DEUTSCHE ALT-A SECURITIES, INC.


                               By:
                                  ----------------------------------------------
                               Name:
                                        Title:


                               By:
                                  ----------------------------------------------
                               Name:
                               Title:


Accepted in New York, New York, as of the date hereof:

DEUTSCHE BANK SECURITIES INC.


By:
   -----------------------------------------
Name:
Title:


By:
   -----------------------------------------
Name:
Title:

Acting on behalf of itself and, if applicable, as the Representative of the Underwriters named in the related Terms Agreement.

                                    EXHIBIT A

                         DEUTSCHE ALT-A SECURITIES, INC.

                           Mortgage Backed Securities
                                 SERIES ________

                                 TERMS AGREEMENT

                                                                          [Date]


To: Deutsche Alt-A Securities, Inc., as depositor under the [ ] Agreement dated as of [Date] (the "Agreement").

Re:      Underwriting Agreement dated August [__], 2003 (the "Standard Terms").

         SERIES DESIGNATION: Series ___________.

         TERMS OF THE SERIES SECURITIES: Deutsche Alt-A Securities, Inc. Mortgage Pass-Through [Notes] [Certificates], Series _____, Class____, Class ____ Class ____, Class ____ Class ____ Class ____ and Class ____ [Notes] [Certificates](the "Securities") will evidence beneficial ownership interest in a pool of Mortgage Loans having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class ____ Class ____, Class ____, Class ____ and Class ____ [Notes] [Certificates](collectively, the "Offered Securities") are being sold pursuant to the terms hereof.

         REGISTRATION STATEMENT: File Number 33-____.

         RATINGS: It is a condition of closing that at the Closing Date the Class ____ and Class ____ Securities be rated "____" by ------- ________ ("____") and "____" by ________ ("____"); that the Class ____ Securities be rated "____" by ____ and "____" by ____; and that the Class ____ Securities be rated "____" by ____ and "____" by ____.

         TERMS OF SALE OF OFFERED SECURITIES: The Depositor agrees to sell to Deutsche Bank Securities Inc. [and _______________________________ (the
"Underwriter[s]")] and Deutsche Bank Securities Inc. [and _______________ each] agree[s][, severally and not jointly,] to purchase from the Depositor the Offered Securities in the principal amounts and prices set forth beneath their [respective] name[s] on Schedule l. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         CUT-OFF DATE:     [Date]

         CLOSING DATE: 10:00 A.M., New York time, on or about [Date]. On the Closing Date, the Depositor will deliver the Offered Securities to the Underwriters against payment therefor at the offices of
__________________________.

         UNDERWRITER-PROVIDED INFORMATION: The Depositor acknowledges and agrees that the information set forth in (i) the table immediately following the ______ paragraph under the caption "Underwriting" in the Prospectus Supplement dated [Date], (ii) the _______ and ______ paragraphs under such caption in such Prospectus Supplement, and (iii) the table immediately following the ______ paragraph under such caption in such Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         PERFORMANCE OF CERTAIN OBLIGATIONS. The Representative agrees to perform the obligations and exercise the rights of the Depositor, all on behalf of the Depositor, under Sections ____ and ____ of the Agreement.

         INCORPORATION OF THE STANDARD TERMS: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 16 through 20 of the Standard Terms are incorporated herein by reference in their entirety.

         UNDERWRITING COMPENSATION: [As applicable].

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement between the Underwriter[s] and the Depositor.

                          Very truly yours,

                          DEUTSCHE BANK SECURITIES INC.


                          By:
                             --------------------------------------------------
                          Name:
                                   Title:


                          By:
                             --------------------------------------------------
                          Name:
                          Title:


                          [UNDERWRITER]


                          By:
                             --------------------------------------------------
                          Name:
                                   Title:


Accepted in New York, New York, as of the date hereof:

DEUTSCHE MORTGAGE SECURITIES, INC.


By:
   -----------------------------------------
Name:
Title:


By:
   -----------------------------------------
Name:
Title:

                                   SCHEDULE L

-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
       Class             Interest           Initial       Purchase Price       Approximate          Approximate
                           Rate          Principal or       Percentage            Amount               Amount
                                           Notional                            Purchased by         Purchased by
                                           Amount(1)                           Deutsche Bank           [_____]
                                                                             Securities Inc.
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Class                                  $                                %  $                     $
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------
Total/                                 $                                %  $                     $
Wtd Avg
-------------------- ----------------- ------------------ ---------------- --------------------- -------------------

                                    EXHIBIT A

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

                                    Exhibit B
                            Underwriters' Information